Exhibit 99.P
PARTNERS GROUP PRIVATE EQUITY, LLC
MEMBERSHIP APPLICATION

PARTNERS GROUP PRIVATE EQUITY, LLC
PROSPECTIVE INVESTOR CHECKLIST
Below is a checklist of the information required to be provided, and the elections to be made, where applicable, in connection with this Membership Application:

☐	Appendix I — Application and Signature page (pages 7 and 8)
☐	Appendix II — Qualified Investor Determination (pages 9, 10 and 11)
☐	Appendix IV — Remittance and Bank Information (pages 9, 10 and 11)
☐	Form W-9
Note to Non-“US Persons”:
Any Applicant that is not a “US person” (as defined in Appendix III) should contact the Fund for details and information on eligibility and requirements for admission to the Fund.
Questions:
If you have any questions in relation to the completion of this Membership Application please contact the Fund at 1-877-748-7209.

PARTNERS GROUP PRIVATE EQUITY, LLC
Membership Application
To: Partners Group Private Equity, LLC
1.	The undersigned party or parties specified in paragraph 1 of Appendix I (collectively, the “Applicant”) hereby applies to become a member (a “Member”), with the subscription specified in paragraph 4 of Appendix I, in Partners Group Private Equity, LLC, (the “Fund”) on the terms and conditions of the limited liability company agreement of the Fund, as amended and restated from time to time (the “LLC Agreement”), and the confidential private placement memorandum of the Fund, as amended and restated from time to time (the “Memorandum”), a copy each of which the Applicant has received and read. The Applicant agrees that the Fund may, in its sole discretion, reject this application in whole or in part.

For purposes of this Membership Application, the use of the term “the Applicant” and any other related words in the singular shall include the plural where there is more than one party specified on Appendix I. Furthermore, each of the statements, declarations, representations and warranties set forth in this Membership Application shall be deemed to be statements, declarations, representations and warranties of each of the parties specified on Appendix I.
2.	The Applicant agrees that by its execution of this Membership Application, and upon acceptance by the Fund, it shall become a party to the LLC Agreement. By signing this Membership Application, the Applicant authorizes Partners Group (USA) Inc. (the “Adviser”) to sign the LLC Agreement on its behalf.
3.	The Applicant understands that payment in good funds must be received by the Fund prior to the acceptance date for the applicable offering. In the event that good funds are not received by the Fund prior to a cut-off date for the applicable offering, the Applicant understands and agrees that the Fund may hold the relevant funds and this Membership Application for processing in the next offering.
4.	The Applicant confirms that its subscription for units of membership interests in the Fund (“Units”) is made solely on the basis of the LLC Agreement, the Memorandum and this Membership Application and not in reliance on any other information, representations or warranties, whether oral or written, provided by any person including for the avoidance of doubt the Adviser or any affiliate thereof or any officer, agent, director, member, partner or employee of any such person. The Applicant confirms that it understands and has evaluated the risks connected with an investment in the Fund and, in particular, it has carefully reviewed, and understands and accepts, the risk factors detailed in the Memorandum.

5.	The Applicant hereby declares, represents and warrants that:
(a)	it has the financial ability to bear the economic risk of its investment in the Fund, has adequate means for providing its current needs and possible contingencies and has no need for liquidity with respect to its investment in the Fund;
(b)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of investment in the Fund;
(c)	it has been given the opportunity to ask questions and receive answers concerning the business to be conducted by the Fund, the financial condition and capital of the Fund, the terms and conditions of the offering and other matters pertaining to the investment in the Fund and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of investment in the Fund (to the extent that the Fund possesses such information or can acquire such information without unreasonable effort or expense) and has not been furnished with any other offering literature or prospectus except as mentioned herein;
(d)	it is aware that an investment in the Fund involves substantial risks and has determined that a subscription is a suitable investment for it and that, at this time, it can bear a complete loss of its entire investment therein;
(e)	with regard to the tax, legal, currency and other economic considerations related to this investment, it has only relied on the advice of, and has consulted with, its own professional advisers; in addition, the Applicant acknowledges and agrees that that it may be subject to unrelated business taxable income if it is a tax-exempt entity;
(f)	it understands that under the LLC Agreement, Members cannot withdraw from the Fund and Units cannot be transferred, except as provided in the LLC Agreement. The Applicant understands that liquidity is generally only available through periodic tender offers and that the Fund is under no legal obligation to conduct any such tender offers. Consequently, the Applicant acknowledges and it is aware that it may have to bear the economic risk of investment in the Fund indefinitely;
(g)	if it is a corporation, partnership, trust or other entity, it is duly authorized and qualified to become a Member in the Fund and the individual or individuals signing this Membership Application and giving these warranties, as the case may be, on the Applicant’s behalf have been duly authorized by it to do so and this application is, and upon acceptance by the Fund will be, a legal, valid and binding obligation, enforceable against the Applicant in accordance with its terms;
(h)	the execution and delivery of this Membership Application, its acquisition of Units, the performance by it of its obligations under the LLC Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to it, or any material agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to it or its properties;
(i)	any information that it has heretofore furnished and herewith furnish to the Fund with respect to its financial position and business experience, is true, correct and complete as of the date of this application, and if there should be any change in such information prior to its admission to the Fund as a Member, it will immediately furnish in writing such revised or corrected information to the Fund;
(j)	it will acquire Units in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalisation thereof, in whole or in part; and
(k)	it understands that the offering and sale of Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable State securities laws.
6.	The Applicant hereby declares, represents and warrants that it has made the appropriate elections on Appendix II and is a Qualified Investor. A “Qualified Investor” is both an “Accredited Investor” and a “Qualified Client” as each is defined in Appendix II.
7.	The Applicant hereby declares, represents and warrants that (i) it is a United States person (as defined in Appendix III) and (ii) it is not a Foreign Financial Institution as defined in the USA PATRIOT Act.
8. The Applicant certifies under penalty of perjury that:
(a)	its taxpayer identification number or social security number, as applicable and as indicated in Appendix I, is correct; and
(b)	it will complete and return with this Membership Application a Form W-9, Payer’s Request for Taxpayer Identification Number and Certification.
9.	If the Applicant is (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the US Internal Code that is subject to Section 4975 of the US Internal Revenue Code or (iii) a person or entity investing with the assets of, or otherwise on behalf of any entity otherwise deemed to hold the assets of any such employee benefit plan or plan, then the Applicant as the plan or fiduciary of such employee benefit plan (the “Plan”) hereby declares, represents and warrants to the Fund that:
(a)	the decision to invest assets of the plan in the Units was made by fiduciaries independent of the Fund and any placement agent, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the Fund or any placement agent or any of their employees, representatives, agents or affiliates; and

(b)	neither the Fund nor any placement agent, or any of their employees, representatives, agents or affiliates have exercised any discretionary authority or control with respect to the Plan’s investment in the Units, nor have the Fund or any placement agent or any of their employees, agents, representatives or affiliates rendered individualized investment advice to the Plan based upon the Plan’s investment policies or strategy, overall portfolio composition or diversification.
10.	The Applicant agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Units or any interest therein, except in accordance with the terms and provisions of the LLC Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws). In addition, the Applicant further agrees that (i) it is not currently making (and at the time of its admission as a Member to the Fund will not be making) a market in the Units and will not, at any time after its admission as a Member, make a market in any such Units, and (ii) it will not sell, transfer or otherwise dispose of all or any part of its Units (or any interest therein) on an “established securities market”, a “secondary market”, an “over-the-counter market” or the “substantial equivalent thereof”, in each case within the meaning of Section 7704 of the Code, as amended, and the United States Treasury Regulations promulgated thereunder.
11.	This Membership Application shall be governed by and construed and enforced in accordance with the laws of the State of New York with all rights being governed by New York law without regard to any applicable rules relating to conflicts of laws.
12.	The Applicant acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities. In connection therewith, the Fund is prohibited from accepting the investment of funds by any persons or entities that are acting, whether directly or indirectly, in contravention of any United States, international or other money laundering regulations or conventions. In connection therewith, the Applicant hereby declares, represents, warrants and agrees that:
(a)	none of the funds invested at any time by it in the Fund shall be derived from any activity or related to any source that is criminal under United States or international law, and no contribution to the Fund shall result in a violation by the Fund of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, or the money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”); and
(b)	the Applicant will furnish any additional information that the Fund may request to ensure compliance with all laws applicable to the Fund having to do with money laundering and related activities.
13.	The Applicant agrees to provide the Fund with such information as the Fund reasonably requests from time to time with respect to the Applicant’s citizenship, residency, ownership, tax status, business or control so as to permit the Fund to evaluate and comply with any regulatory and tax requirements applicable to the

Fund, provided that any confidential information so provided shall be kept confidential by the Fund and the Adviser and shall not be disclosed to any third party (other than the Fund’s service providers in the ordinary course of business) unless required by law or by any court of law or by any regulatory authority.
14.	If at any time during the term of the Fund the Applicant shall no longer be in compliance with any of the declarations, representations and/or warranties contained in this Membership Application (including the Appendices attached hereto), it shall promptly notify the Fund.
15.	Words and expressions not defined in this Membership Application which are defined in the LLC Agreement shall have the same respective meanings in this Membership Application.

Appendix I
Partners Group Private Equity, LLC Application
The Fund accepts investments from “US Persons” (as defined in Appendix III) only in accordance with the USA Patriot Act and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained.

1. Applicant Type (Check only one type below)
❑ Individual   ❑ Joint* (May not be a minor)

Owner’s Social Security Number

Owner’s Name (first, middle, last)

Owner’s Date of Birth

Joint Owner’s Social Security Number (if applicable)

Joint Owner’s Name (first, middle, last) (if applicable)

Joint Owner’s Date of Birth (if applicable)
*Joint tenants with rights of survivorship, unless otherwise noted.
❑ Trust, Corporation or Other Entity
Trust instrument or other organizational documentation and an authorized signatory list (with specimen signatures) are required.

Tax Identification Number

Name

Date of Trust (if applicable)

Trustee (if applicable)

Social Security Number (if applicable)

Date of Birth (if applicable)

Additional Trustee (if applicable)

Social Security Number (if applicable)

Date of Birth (if applicable)
2. Mailing Address
(Applications will only be accepted if they contain a valid U.S. street address.)
Street Address (If PO Box, please indicate the residential/street address below.)

City	State	ZIP

Daytime Telephone		Evening Telephone

E-mail Address		Fax Number
Send copies of confirmations/statements for this account to: (Please indicate supplemental address type)
❑ Additional Address   ❑ Residential/Street Address

Name

Street Address

City	State	ZIP
3. Custodian Information (if applicable)

Custodian Name

Custodian Tax ID

Custodian Address

City	State	ZIP

Custodian Phone Number

4. Broker/Dealer Information*

Broker/Dealer Name		Broker/Dealer Phone

Broker/Dealer Phone Number

Broker/Dealer Address

City	State	ZIP

Rep Name

Rep Phone Number		Rep Number

Rep Address

City	State	ZIP
*Prospective investors are advised, and hereby acknowledge, that the Adviser may pay ongoing consideration to financial intermediaries in connection with the offer and sale of Units and/or ongoing services provided by such parties in connection therewith.
5. Applicant’s U.S. Tax Status
Please indicate the U.S. tax status of the Applicant:
❑ Taxable   ❑ Tax-exempt
Please indicate backup withholding status:
(Check only one box below)
❑	The Applicant is not subject to backup withholding because: (a) it is exempt from backup withholding; or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified it that it is no longer subject to backup withholding.

❑	The Applicant has been notified by the Internal Revenue Service that it is currently subject to backup withholding.
The Internal Revenue Service does not require the Applicant’s consent to any provision of this document other than the certifications required to avoid backup withholding.
6. Investment Instructions
In the space below, please indicate the dollar amount of Units in Partners Group Private Equity, LLC hereby applied for:
$
Please see remittance instructions in Appendix IV.
7. Acknowledgement and Signature
By signing below:
◆	The Applicant certifies that it has received and read the LLC Agreement, the Memorandum and the Membership Application of the Fund and agrees to be bound by the terms and conditions of each. The Applicant certifies that it has the authority and legal capacity to make this purchase and that it is of legal age in its state of residence.

◆	The Applicant authorizes the Fund and the Fund’s agents to act for its account upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the LLC Agreement and the Memorandum. The Applicant agrees that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.
All owners/trustees must sign. For UGMA/UTMAs, custodian should sign.

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Additional Owner’s Signature (if applicable)	Date

Additional Owner’s Signature (if applicable)	Date
PLEASE BE SURE TO COMPLETE
APPENDIX II AND APPENDIX IV

Appendix II
INVESTMENT CONDITIONS FOR ALL APPLICANTS
Words and expressions not defined in this Appendix which are defined in the Membership Application shall have the same respective meanings in this Appendix.
For (a) and (b) below, please check the boxes next to the category or categories which describe the Applicant. If the Applicant checks a box under (a) below, it is representing that it is an “accredited investor.” If the Applicant checks a box under (b) below, it is representing that it is a “qualified client.” If the Applicant checks a box under both (a) and (b) below it qualifies as a “Qualified Investor” and, therefore, can make the representation in paragraph 6 on page 4 of the Membership Application. The Applicant should consult its professional advisors with any questions.
All applicants must also check “Yes”, “No” or “Not applicable” for (c) and (d) below.
(a)	The Applicant hereby declares, represents and warrants that it is an “accredited investor”, as defined in rule 501(a) of Regulation D under the Securities Act and it declares, represents and warrants that each of the statements below, next to which it has indicated in the space designated therefor, is true
❑ (i)	it is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

❑ (ii)	it is a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”);

❑ (iii)	it is an insurance company as defined in section 2(13) of the Securities Act;

❑ (iv)	it is an “investment company” registered under the Investment Company Act;

❑ (v)	it is a business development company as defined in section 2(a)(48) of the Investment Company Act;

❑ (vi)	it is a Small Business Investment Company licensed by the United States Small Business Administration under section 301(c) or (d) of the United States Small Business Investment Act of 1958;

❑ (vii)	it is a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

❑ (viii)	it is an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Units has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;
❑ (ix)	it is an employee benefit plan within the meaning of Title I of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors”;

❑ (x)	it is a private business development company as defined in section 202(a)(22) of the United States Investment Advisers Act of 1940 (the “Advisers Act”);

❑ (xi)	it is an organization described in section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or a partnership, or a limited liability company not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

❑ (xii)	it is a natural person with an individual net worth, or joint net worth with its spouse at the time of its purchase of Units, exceeds $1,000,000;

❑ (xiii)	it is a natural person with an individual income in excess of $200,000 in each of the two most recent years or joint income with its spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

❑ (xiv)	it is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, with purchases directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; and/or

❑ (xvi)	it is an entity in which all of the equity owners are investors described in one or more of categories (i) through (xiv) of this paragraph (a).
(b)	The Applicant hereby declares, represents and warrants that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act, as amended, and it has indicated below the basis for its status as such:
❑ (i)	the Applicant is a natural person with a net worth of at least $1,500,000 as of the date hereof, either alone or with assets held jointly with such person’s spouse, or it will invest at least $750,000 in the Fund (combined with any other amounts invested with the Adviser);

❑ (ii)	the Applicant is a corporation, partnership, association, joint stock company, trust or any other organized group of persons with a net worth (i.e., total assets minus total liabilities) of $1.5 million as of the date hereof or we will invest at least $750,000 in the Fund. In addition, the Applicant declares, represents and warrants that if it is

(x) an entity that would be a registered investment company but for the exception provided from that definition in Section 3(c)(1) of the Investment Company Act, (y) a registered investment company under the Investment Company Act or (z) a business development company within the meaning of Section 202(a)(22) of the Advisers Act, each of its equity owners independently meet the requirements of either Subsection (b)(i), (b)(ii) or (b)(iii) of this Appendix; or

❑ (iii)	the Applicant is an employee of the Adviser who, in connection with such person’s regular functions or duties participates in the investment activities of the Adviser and has performed such activities for the Adviser or another investment adviser for at least 12 months;
The Applicant must respond to (c) and (d) below (individuals should check “Not applicable”):
(c)	Was the Applicant formed for the specific purpose of investing in the Fund?
     Yes ❑    No ❑    Not applicable ❑
(d)	If the Applicant responded “yes” to question (c) above, are all of the beneficial owners of the Applicant’s securities “accredited investors”?
     Yes ❑    No ❑    Not applicable ❑

Appendix III
Set forth below are the definitions of “United States” and “US person” contained in Regulation S promulgated under the Securities Act.
“United States” or “US” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.
“US person” means:
(i)	Any natural person resident in the United States;

(ii)	Any partnership, limited liability company or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a US person;

(iv)	Any trust of which any trustee is a US person;

(v)	Any agency or branch of a non-United States entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a US person;

(vii)	Any discretionary account similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States and (B) formed by a US person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organised or incorporated, and owned, by “accredited investors” (as defined in Rule 501 (a) under the Securities Act) who are not natural persons, estates or trusts.
Notwithstanding the foregoing clauses (i) through (viii):
(a)	any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “US person”;
(b)	any estate of which any professional fiduciary acting as executor or administrator is a US person shall not be deemed to be a “US person” if: (i) an executor or administrator of the estate who is not a US person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;
(c)	any trust of which any professional fiduciary acting as trustee is a US person shall not be deemed to be a “US person” if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor the trust is revocable) is a US person;
(d)	an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “US person”; and
(e)	any agency or branch of a US person located outside the United States shall not be deemed a “US person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business or insurance or banking, and (iii) is subject to substantive insurance or banking regulation, in the jurisdiction where located.
Furthermore, none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “US person”.

Appendix IV